Exhibit 3.1

ARTICLES OF MERGER

(Name Change)

between

TRITON PACIFIC INVESTMENT CORPORATION, INC.

(a Maryland corporation), as the surviving corporation

and

PATHWAY CAPITAL OPPORTUNITY FUND, INC.

(a Maryland corporation), as the merged corporation

TRITON PACIFIC INVESTMENT CORPORATION, INC., a corporation duly incorporated and existing under the laws of the State of Maryland (“TPIC”), and PATHWAY CAPITAL OPPORTUNITY FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland (“PWAY”), do hereby certify that:

FIRST: TPIC and PWAY, being the parties to these Articles of Merger, have agreed to merge (the “Merger”) pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of February 12, 2019, by and among TPIC and PWAY (as amended or restated through the date hereof, the “Merger Agreement”) in the manner and on the terms set forth in these Articles of Merger.

SECOND: The name and place of incorporation or organization of each party to these Articles of Merger are “Pathway Capital Opportunity Fund, Inc.”, a Maryland corporation, and “Triton Pacific Investment Corporation, Inc.”, a Maryland corporation. TPIC shall survive the Merger as the surviving corporation (the “Surviving Corporation”) and shall continue as a corporation of the State of Maryland under the name “TP Flexible Income Fund, Inc.” pursuant to the provisions of the Maryland General Corporation Law.

THIRD: TPIC was incorporated on April 29, 2011, under the general laws of the State of Maryland. TPIC’s principal office in the State of Maryland is in Silver Spring, Maryland, which is located in Montgomery County. PWAY was formed on February 19, 2013, under the general laws of the State of Maryland. PWAY’s principal office in the State of Maryland is in Silver Spring, Maryland, which is located in Montgomery County.

FOURTH: PWAY does not own an interest in land in the State of Maryland.

FIFTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each party to these Articles of Merger in the manner and by the vote required by its charter and bylaws and the laws of the State of Maryland. The manner of approval was as follows:

(a)                The Board of Directors of TPIC at a meeting duly called and held on August 3, 2018 adopted resolutions declaring that the proposed Merger was advisable, and approving the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, and directed that the proposed Merger be submitted for consideration at a meeting of the stockholders of TPIC. Notice which stated that a purpose of the meeting was to act on the proposed Merger was given by TPIC to its stockholders as required by law. The proposed Merger was approved by the stockholders of TPIC at a meeting of stockholders duly called and held on March 15, 2019 by the affirmative vote of the holders of at least a majority of the votes represented by the total number of shares of all classes outstanding and entitled to be voted on the matter, as required by law and the charter and bylaws of TPIC.

(b)               The Board of Directors of PWAY at a meeting duly called and held on August 7, 2018 unanimously adopted resolutions declaring that the proposed Merger was advisable, and unanimously approved the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, and directed that the proposed Merger be submitted for consideration at a meeting of the stockholders of PWAY. Notice which stated that a purpose of the meeting was to act on the proposed Merger was given by PWAY to its stockholders as required by law. The proposed Merger was approved by the stockholders of PWAY at a meeting of stockholders duly called and held on March 15, 2019 by the affirmative vote of the holders of at least a majority of the votes represented by the total number of shares of all classes outstanding and entitled to be voted on the matter, as required by law and the charter and bylaws of PWAY.

SIXTH: Neither the charter nor the bylaws of the Surviving Corporation will be amended as a result of the Merger except as follows: the charter of the Surviving Corporation shall be amended to change the name of the Surviving Corporation to “TP Flexible Income Fund, Inc.” At the Effective Time of the Merger, the following persons shall become the directors of the Surviving Corporation: Craig J. Faggen, M. Grier Eliasek, Andrew Cooper, William Gremp and Eugene Stark until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal. The officers of PWAY immediately prior to the Effective Time of the Merger shall become the officers of the Surviving Corporation, until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal.

SEVENTH: The total number of shares of stock of all classes which PWAY has authority to issue is Two Hundred Million (200,000,000) shares, par value $0.01 per share, all of which are initially designated as common stock (the “PWAY Common Stock”), and which 70,000,000 of which are Class A shares (“PWAY Class A Common Stock”), 40,000,000 of which are Class C shares (“PWAY Class C Common Stock”), 40,000,000 of which are Class I shares (“PWAY Class I Common Stock”) and 50,000,000 of which are Class L shares (“PWAY Class L Common Stock”). The aggregate par value of all the authorized shares of stock of all classes of PWAY with par value is Two Million Dollars ($2,000,000.00).

EIGHTH: The total number of shares of stock of all classes which TPIC has authority to issue is One Hundred Million (100,000,000) shares, par value $0.001 per share, of which 75,000,000 shares are common stock (the “TPIC Common Stock”),  37,500,000 of which are classified as Class A common stock (“TPIC Class A Common Stock”) and 37,500,000 of which are classified as Class T common stock, and 25,000,000 shares are classified as preferred stock. The aggregate par value of all the authorized shares of stock of all classes of TPIC with par value is One Hundred Thousand Dollars ($100,000.00).

NINTH: At the Effective Time, in accordance with Section 3-114 of the Maryland General Corporation Law, the separate existence of PWAY will cease by virtue of the Merger and without any further action on the part of PWAY or TPIC or any stockholder of PWAY or TPIC. The manner and basis of converting or exchanging the outstanding PWAY Common Stock into shares of stock of the Surviving Corporation or other consideration, and the treatment of any issued PWAY Common Stock or share of stock of PWAY not to be converted or exchanged are as follows:

(a)                Each share of TPIC Class A Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of TPIC Class A Common Stock;

(b)               Each share of PWAY Class A Common Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled and retired and, in exchange for cancellation of such share, shall be converted into 1.2848 shares of TPIC Class A Common Stock (the “Class A Per Share Merger Consideration”);

(c)                Each share of PWAY Class I Common Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled and retired and, in exchange for cancellation of such share, shall be converted into 1.2884 shares of TPIC Class A Common Stock (the “Class I Per Share Merger Consideration” and, collectively with the Class A Per Share Merger Consideration, the “Per Share Merger Consideration”);

(d)               Each share of PWAY Common Stock that constitutes an authorized and unissued (or, if previously issued, no longer outstanding) share of PWAY Common Stock immediately prior to the Effective Time shall, at the Effective Time, be canceled and retired and cease to exist, without any conversion thereof and without payment of any consideration therefor; and

(e)                From and after the Effective Time, all shares of PWAY Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of the shares of PWAY Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration described above in subparagraphs (a) and (b).

TENTH: The Merger shall become effective as of 11:59 p.m. local time in Baltimore, Maryland on March 31, 2019 (the “Effective Time”).

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IN WITNESS WHEREOF, TRITON PACIFIC INVESTMENT CORPORATION, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 29th day of March, 2019.

ATTEST:	TRITON PACIFIC INVESTMENT CORPORATION, INC., a Maryland corporation

/s/ Michael Carroll	By:	/s/ Craig Faggen
Name: Michael Carroll		Name: Craig Faggen
Title: Secretary		Title: President

THE UNDERSIGNED, President of TRITON PACIFIC INVESTMENT CORPORATION, INC, who executed on behalf of TPIC the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of TPIC the foregoing Articles of Merger to be the corporate act of TPIC and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Craig Faggen
Name: Craig Faggen
Title: President

IN WITNESS WHEREOF, PATHWAY CAPITAL OPPORTUNITY FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 29th day of March, 2019.

ATTEST:	PATHWAY CAPITAL OPPORTUNITY FUND, INC., a Maryland corporation

/s/ Kristin Van Dask	By:	/s/ M. Grier Eliasek
Name: Kristin Van Dask		Name: M. Grier Eliasek
Title: Chief Financial Officer and Secretary		Title: Chief Executive Officer and President

THE UNDERSIGNED, President of PATHWAY CAPITAL OPPORTUNITY FUND, INC., who executed on behalf of PWAY the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of PWAY the foregoing Articles of Merger to be the corporate act of PWAY and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Executive Officer and President